UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

SYMMETRY SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36770	47-1523659
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

3034 Owen Drive

Antioch, Tennessee 37013

(Address of principal executive offices, including Zip Code)

(800) 251-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 3, 2016, Symmetry Surgical Inc. (the “Company”) conducted a conference call concerning the execution of that certain Agreement and Plan of Merger, dated as of May 2, 2016, by and among Symmetry Surgical Holdings, Inc., Symmetry Acquisition Corp, Inc. and the Company.

A copy of the conference call transcript is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Conference Call Transcript, dated May 3, 2016.

Important Additional Information and Where to Find It

In connection with the proposed merger, the Company plans to file a proxy statement and other documents with the SEC. The Company will make the proxy statement available to its stockholders. Investors are urged to read the proxy statement and other materials filed with the SEC when they become available, because they will contain important information about the Company and the proposed transactions. The definitive proxy statement and other documents filed by the Company with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from the Company. Requests for copies of the proxy statement and other documents filed by the Company with the SEC may be made by contacting Zack Kubow by phone at (646) 536-7020 or by email at zbukow@theruthgroup.com.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2016, which was filed with the SEC on March 1, 2016, and its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 14, 2016. Certain directors, executive officers and other persons related to the Company may have direct or indirect interests in the transaction due to securities holdings, vesting of equity awards and the terms of their employment arrangements with the Company. Additional information regarding the participants in the solicitation of the Company’s stockholders will be included in the proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Surgical Inc.

Date: May 3, 2016	By:	/s/ Thomas J. Sullivan
Name: Thomas J. Sullivan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Conference Call Transcript, dated May 3, 2016.